                                                                   EXHIBIT 10.27


                               AMENDED & RESTATED
                 RESEARCH AND DEVELOPMENT AND LICENSE AGREEMENT

         This Agreement, effective as of October 1, 1992, by and between:
CIBA-GEIGY Limited, a corporation having its principal place of business at Klybeckstrasse 141, CH-4002 Basel, Switzerland, hereinafter referred to as "CIBA-GEIGY', and SIBIA Neurosciences, Inc., formerly known as the Salk Institute Biotechnology/Industrial Associates, Inc., a corporation having its principal place of business at 505 Coast Boulevard South, La Jolla, California, USA, 92037-4641, hereinafter referred to as "SIBIA".

                                    RECITALS

         1. CIBA-GEIGY is actively conducting research directed to discovering and developing compounds useful for treating disorders based on the modulation of Excitatory Amino Acid (EAA) receptor subtypes. Such disorders include diseases of the central nervous system (CNS), for example: stroke. epilepsy and Alzheimer's disease.

         2. SIBIA has expertise in the molecular and cellular biology of human EAA receptor subtypes. SIBIA is actively engaged in a research program directed to isolating and characterizing various human EAA receptor subtypes found in brain tissue, evaluating their pharmacology incorporating cell lines that express clones of the receptor subtypes into SIBIA's Advanced Receptor Technology, and using the resulting functional assays to identify and develop specific EAA receptor drugs.


         3. CIBA-GEIGY and SIBIA are interested in collaborating on a research project, defined below, to develop and utilize functional cellular assays containing recombinant mammalian cell lines expressing cloned genes encoding human EAA receptor subtypes as high throughput screens. Both groups intend to establish the screening assays in their respective laboratories.

         4. CIBA-GEIGY is willing to fund this research at SIBIA, and SIBIA is willing to undertake such research. In return for this research support, SIBIA will grant CIBA-GEIGY the right to use the EAA receptor subtype-expressing cell lines and assay systems developed in the Project for the discovery of therapeutic agents,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter recited, the parties agree as follows:

                                   Article I
                                  Definitions

         Section 1.00. General. When used in this Agreement, each of the following terms shall have the meanings set forth in this Article 1.

         Section 1.01. "Affiliate" means with respect to each party any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with that party, but only as long as such control exists. For the purposes of the preceding sentence and Section
5.06. the word "control" shall mean ownership of at least fifty-one per cent (51%) of the voting stock of such corporation or other entity.

         Section 1.02. "Assay" means any combination of clones, cells, cell lines and instrumentation which is developed during the Project Term as part of the Project which express or contain an EAA Receptor and which can be employed to screen compounds for their ability to interact with a particular EAA Receptor.

         "CIBA-GEIGY Assays" means Assays developed by CIBA-GEIGY and "SIBIA Assays" means Assays developed by SIBIA.

         Section 1.03. "EAA Receptor" means any of the membrane receptors described below and its or their subtypes which are present in the nervous system and which function as the signal transduction systems for excitatory acidic amino acid neurotransmitters such as glutamate and aspartate. The following are the EAA receptor families contemplated by this Agreement: NMDA, AMPA, kainate, mGluR Class 1, mGluR Class II, mGluR Class III and any additional EAA Receptor families so designated by the Steering Committee. The EAA Receptor families include any subtypes and splice variants.

         Section 1.04. "ECE Compound" means any Project Compound accepted for Early Compound Evaluation by CIBA-GEIGY's International Research Management Committee or equivalent body.

         Section 1.05. "FTE" means a researcher or researchers employed by SIBIA and assigned to work on the Project with time and effort equivalent to the time and effort which would be expended by one scientist working on the Project on a full time basis consistent with normal business and scientific practice (e.g. at least forty (40) hours per week dedicated effort).

         Section 1.06. "Net Sales" means gross sales of Product by either party, its affiliates or sublicensees, less: all trade, quantity and cash discounts actually allowed; credits or allowances actually granted on account of rejections, returns, billing errors, or retroactive price reductions; and sales duties, sales taxes and other governmental charges billed to customers in respect of sales, but excluding taxes on revenue.

         Section 1.07. "Product" means any pharmaceutical form of a Project Compound made, used or sold for a Project Use.

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                        CONFIDENTIAL TREATMENT REQUESTED

         Section 1.08. "Project" means a collaborative research project to be carried out by SIBIA and CIBA-GEIGY during the Project Term directed to the development and use of mammalian cell lines expressing EAA Receptors in combination with functional bioassay methodology and automated, high throughput assay technology, to be utilized jointly by both parties to identify and develop chemical entities which interact with EAA Receptors.

         Section 1.09. "Project Compound" means any chemical entity:

(i) which is identified or further developed for a Project Use using Project Technology and/or an Assay, by ClBA-GEIGY independently, or jointly by CIBA-GEIGY and SIBIA, during the Project Term, or by CIBA-GEIGY within the Tail Period; or

(ii) for which marketing for a Project Use is facilitated or enhanced through use of information obtained by means of Project Technology and/or an Assay during the same period,

and which chemical entity interacts with an EAA Receptor. Project Compound shall also include any derivative or analogue of a Project Compound, as defined above, which is conceived, identified or reduced to practice for a Project Use anytime during the Project Term or the Tail Period, and which is specifically synthesized in an effort to optimize therapeutic utility based upon information learned from a Project Compound and which interacts with an EAA Receptor, or any compound which is specifically synthesized in an effort to optimize therapeutic utility based upon information learned from a Project Compound and which interacts with an EAA Receptor.

         Notwithstanding the above, "Project Compound" shall exclude ***
*****************************************************.

         Section 1.10. "Project Funds" means the financial support provided to SIBIA by CIBA-GEIGY to support the Project.

         Section 1-11. "Project Team" means a committee comprised of three individuals from each of CIBA-GEIGY and SIBIA, or such greater or smaller number as the parties shall agree, with equal representation from each of SIBIA and CIBA-GEIGY, to be formed pursuant to Section 3.02 and which will have responsibility for planning, coordinating and directing the Project subject to the provisions of Section 3.03.

         Section 1.12, "Project Technology" means any know-how, trade secret, experimental data, experimental procedure, technology, biological material and/or other proprietary information which directly relates to the Project or to an Assay, whether developed as part of the Project during the Project Term or existing at the date of execution of this Agreement.

         "CIBA-GEIGY Project Technology" is such technology created by CIBA-GEIGY and "SIBIA Project Technology" is such technology created by SIBIA. Project Technology does not include Project Compounds, nor does it include Assays.

         Section 1.13. "Project Term" means a period of six years commencing on the 1st October, 1992, and ending on the 30th September, 1998, unless extended by mutual agreement pursuant to Section 5.01 or terminated earlier pursuant to
Section 3.03 or Sections 5.02 through 5.06.

         Section 1.14. "Project Use" means any therapeutic or diagnostic use of a Project Compound involving pharmacological modification or monitoring of EAA Receptors.

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                        CONFIDENTIAL TREATMENT REQUESTED

         Section 1.15. "SIBIA Compound" means any chemical entity which is identified or developed by SIBIA independently during the Tail Period, subject to Section 6.07, by use of Project Technology and/or an Assay, that strongly or primarily interacts with an EAA Receptor, and which in any event does not strongly or primarily interact with voltage-gated calcium channels, nicotinic acetylcholine receptors or amyloid precursor protein-processing enzymes.

         Section 1.16. "Steering Committee" means a committee comprised of three individuals from each of CIBA-GEIGY and SIBIA, to be formed pursuant to
Section 3.03 and which will have responsibility for planning, coordinating and directing the Project.

         Section 1.17. "Tail Period" means a period of three (3) years immediately following the end of the Project Term except in the case of termination by SIBIA pursuant to Sections 5.03 or 5.04, or in the case of termination by CIBA-GEIGY pursuant to Sections 3.03, 5.02 or 5.05, in which case there shall be no Tail Period.

                                   Article II
                               Funding of Project

         Section 2.00. Duration of Funding. Subject to the fulfillment of all terms and conditions of this Agreement and to continuation of this Agreement, CIBA-GEIGY shall provide Project Funds to SIBIA for the sole purpose of conducting the Project for the period from the 1st October, 1992 to the 30th September, 1998. Project Funds shall be at the rates set out at (a) below for the periods from the 1st October, 1992 to the 30th September, 1995, at the rate of ********** for the period from the 1st October, 1995 to the 30th September, 1996 and that same amount increased or decreased by a factor (with a maximum factor of **** for each year) which reflects changes in the Biotechnology Compensation Survey Cost Index for the geographic region in which SIBIA is located for companies of comparable size as performed by Alexander & Alexander consulting group and Radford Associates for BIO as of July

                        CONFIDENTIAL TREATMENT REQUESTED
of each applicable subsequent year when compared to the comparable statistic for July of the preceding year. Factor A shall be applied to Project Funds for the period from the 1st October, 1996 to the 30th September, 1997 and factors A and B shall be applied to Project Funds for the period from the 1st October, 1997 to the 30th September, 1998. Such adjustment shall be made only once in contract year 1996-1997, and only once in contract year 1997-1998.
Accordingly, Project Funds shall be as follows:


(a)    October 1, 1992 - September 30, 1993:    **********
       October 1, 1993 - September 30, 1994:    **********
       October 1, 1994 - September 30, 1995:    **********

(b)    October 1, 1995 - September 30, 1996:    **********
       October 1, 1996 - September 30, 1997:    ********** ***** *
       October 1, 1997 - September 30, 1998:    ********** ***** * ***** *

         Section 2.01. Schedule of Payments. Project Funds shall be paid to SIBIA by CIBA-GEIGY in substantially equal quarterly payments in advance on or before January 1, April 1, July 1 and October 1 of each year during the term of the Project, provided that the first payment for the period from November 1, 1995 to June 30, 1996 (being the balance of the sum of ********** remaining after deduction of the payment already made in respect of the period from October 1 to October 31, 1995) shall be made not later than 30 days after the date of execution of this Agreement by both parties.

         Section 2.02. Use of Project Funds. SIBIA shall use Project Funds solely for work on the Project conducted by or for SIBIA, including applicable indirect costs or overhead. SIBIA shall have the ability to subcontract specific tasks as needs and efficiency suggest, upon approval by the Project Team or Steering Committee and at no additional cost to CIBA-GEIGY.

                        CONFIDENTIAL TREATMENT REQUESTED

         During the Project Term SIBIA shall, on average, assign at least ****** *** FTEs to work on the Project. While the level of training and research experience of these FTEs may vary from time to time, SIBIA will ensure that at least **** *** of the FTEs assigned to the Project will have educational degrees of Ph.D. or M.D., unless otherwise agreed by the Steering Committee.

         Section 2.03. Audit Rights of CIBA-GEIGY. CIBA-GEIGY shall have the right to audit SIBIA's books to verify research expenditures and manpower utilization once a year. Such audit will be performed by an independent certified public accountant at CIBA-GEIGY's expense.

                                  Article III
                       Planning and Execution of Project

         Section 3.00. Planning and Review. Upon execution of this Agreement and as often as may be required during the Project Term but not less than twice per year, the Project Team shall meet to discuss the direction and progress of the Project, with the location alternating between the premises of SIBIA and CIBA-GEIGY. The Project shall be conducted substantially in accordance with a research plan to be prepared by the Project Team and approved by the Steering Committee. The Research Plan will be modified from time to time by the Project Team as may be required in order to achieve the goals of the Project. The Project Team shall endeavor to assign specific tasks to SIBIA or CIBA-GEIGY as appropriate, so as to maximize progress on the Project and to avoid any duplication of research efforts. Each party undertakes to carry out those tasks assigned to it with all due diligence.

         Section 3.01. Conduct of Studies. All studies done in connection with the Project shall be carried out in strict compliance with all applicable laws, regulations, or guidelines governing the conduct of research at the site where such studies are

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                        CONFIDENTIAL TREATMENT REQUESTED
being conducted. SIBIA and CIBA-GEIGY shall both comply with all laws and regulations applicable to the care and use of experimental animals at the site where the studies are conducted. In addition, all animals utilized in the Project shall be provided humane care and treatment in accordance with the most acceptable current veterinary practices.

         Section 3.02. Personnel of Project Team. The Project Team shall comprise six members or such greater or smaller number as the parties shall agree. Each party shall be entitled to appoint one half (1/2) of the members of the Project Team. Both CIBA-GEIGY and SIBIA shall have the ability to change their representation on the Project Team as appropriate.

         Section 3.03. Project Management. The Project Team shall manage the Project, including developing and revising the annual research plan.

         The Project Team shall report to and operate under the overall direction of the Steering Committee. Each party shall be entitled to appoint three members of its staff to act as its representatives on the Steering Committee. Both CIBA-GEIGY and SIBIA shall be entitled to change their representatives on the Steering Committee as appropriate. The Steering Committee shall meet no less often than twice per year, the location alternating between the premises of SIBIA and CIBA-GEIGY.

         Any issues which cannot be resolved by consensus of the whole Project Team shall be referred to the Steering Committee. Any issues which cannot be resolved by consensus of the whole Steering Committee shall be referred to a member of CIBA-GEIGY's Pharmaceutical Management Committee and SIBIA's President (or other designee) for resolution through good faith negotiation and discussion. ***********************************************************
****************************************************************************
*******************************

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                        CONFIDENTIAL TREATMENT REQUESTED

****************************************************************************
***************************************************************************

         If SIBIA so terminates, *********************************************
******************************************************************************
**********************************************************

         Section 3.04. Exclusivity of Research. During the Project Term except for the purposes of the Project, except for use as negative controls in its other research programs, and except as mentioned below SIBIA shall carry out no research on EAA Receptors or permit or enable any third party to carry out such research unless it obtains written permission from CIBA-GEIGY.

         If during the Project Term CIBA-GEIGY notifies SIBIA in writing that it has no interest in pursuing a particular EAA Receptor, SIBIA would then be free to seek third party collaborators or corporate partners for that specified EAA Receptor. If SIBIA and such a third party collaborator or corporate partner identify or develop compounds during the Project Term or the Tail Period (or only during the Project Term if this Agreement is terminated by CIBA-GEIGY in accordance ********************************* or by SIBIA pursuant ************************) utilizing Assays for a particular EAA Receptor, SIBIA would pay CIBA-GEIGY a royalty ************************************* Net Sales of such compounds.

         During the Tail Period SIBIA may conduct research at its own expense utilizing Project Technology and Assays to identify and develop SIBIA Compounds subject to the provisions of Section 6.07. Such research would be outside the Project. SIBIA Compounds resulting from this research shall be offered to CIBA-GEIGY in accordance with Section 6.07.

         Should CIBA-GEIGY terminate this Agreement prematurely in accordance with Sections 3.03, 5.02 or 5.05, or should SIBIA terminate this Agreement prematurely in accordance with Sections 5.03, 5.04 or 5.06, SIBIA shall be free to enter into agreements with other companies, or identify other corporate partners, and the obligation of exclusivity to CIBA-GEIGY described above shall terminate on the effective termination date.

                                   Article IV
                               Results of Project

         Section 4.00. Reports. The Project Team shall prepare or cause to be prepared confidential comprehensive written reports at least once every three
(3) months during the Project Term. These reports shall describe in detail the progress of the Project, the development of Project Technology and Assays, information on Project Compounds and future direction, and shall be distributed to the Steering Committee. Additionally in the second and fourth report of each year, SIBIA shall document manpower utilization to that point in time on a monthly basis in terms of FTEs.

         During the Tail Period the Steering Committee shall meet not less than once per year to exchange information on Project Compounds and SIBIA Compounds identified and/or developed during the Project Term or the Tail Period.

         Section 4.01. Experimental Techniques. Both SIBIA and CIBA-GEIGY shall disclose Project Technology to each other. Such disclosure may include limited visits by CIBA-GEIGY and SIBIA to the facilities of the other to permit observation of Project Technology and Assays on a frequency and duration to be mutually agreed by the Project Team. SIBIA shall provide assistance as reasonably necessary, including sending its technical staff to CIBA-GEIGY's premises if required, to enable the establishment of high throughput screening assays based on Project Technology in CIBA-GEIGY's laboratories. Such visits to CIBA-GEIGY's premises will be scheduled to coincide with Project Team meetings, or otherwise will be at CIBA-GEIGY's expense.

         Section 4.02. Samples. Doth SIBIA and CIBA-GEIGY shall provide each other with samples of materials which embody Project Technology and Assays, and may provide other samples as well, including Project Compounds and/or SIBIA Compounds, for use in evaluating Project Technology and/or Assays as reasonably requested and approved by the Project Team. Such samples shall be cared for by the receiving party as described in Section 4.07.

         Section 4.03. Use of Project Technology and Assays. Subject as mentioned in this Agreement, each party shall have a non-exclusive right to use Project Technology, and CIBA-GEIGY shall have an exclusive right to use Assays during the Project Term and the Tail Period, subject only to SIBIA's right to use Assays for the purposes of the Project during the Project Term and for any purpose during the Tail Period, subject to Section 6.07. Each party shall have the right to use patents owned or controlled by SIBIA and/or CIBA-GEIGY required to practice or use Project Technology and Assays so far as permitted by this Agreement, as well as the right to use reports, experimental techniques, and samples provided for in Sections 4.00, 4.01, and 4.02. SIBIA shall be free to use SIBIA Project Technology and CIBA-GEIGY Project Technology in work on any receptor class other than EAA Receptors. CIBA-GEIGY shall be free to use CIBA-GEIGY Project Technology and Assays in work on any receptor class, and have a non-exclusive right to use SIBIA Project Technology and Assays on any receptor class (including EAA Receptors), except voltage-gated calcium channels and/or nicotinic acetylcholine receptors. Except as otherwise provided in Section 6.00, after the expiry of the Tail Period, CIBA-GEIGY's right to use SIBIA Project Technology shall be non-exclusive and royalty-free, and SIBIA's right to use CIBA-GEIGY's Project Technology shall be nonexclusive and royalty-free, subject to the provisions of Section 4.07.

         Notwithstanding the foregoing, nothing in this Agreement shall preclude either party from using instrumentation for any projects outside the scope of the Project.

         Section 4.04. Patentable Inventions. In the event that a patentable invention involving Project Technology is conceived or reduced to practice in the course of the Project by SIBIA or CIBA-GEIGY, SIBIA and CIBA-GEIGY shall disclose the invention to each other. The party whose employees are inventors of patentable technology shall have the right to file or cause to have filed a patent application covering such invention. In the event SIBIA or CIBA-GEIGY chooses not to file a patent application on an invention made by its employees in any country or countries, it will notify the other party of the fact in sufficient time to enable the other party to file an application in such country or countries, and the other party will be given the opportunity to pursue patent protection on that invention at its own expense. In this case, rights necessary to enable that party to apply for the patent will be assigned to the party that pursues the patent, the inventing party shall fully cooperate and provide any assistance reasonably requested by the applying party in the preparation and prosecution of such patent application(s), and the inventing party shall be granted a royalty-free, nonexclusive license to practice the patented invention.

         Notwithstanding the above, any Project Compound resulting or benefitting from the use of such patentable inventions shall be subject to the terms and conditions of Article VI, including the royalty obligations thereof.

          Subject as mentioned above, SIBIA shall own any such patent application and any patent or patents maturing therefrom on inventions made by SIBIA employees, and CIBA-GEIGY shall own any such patent application and any patent or patents maturing therefrom on inventions made by CIBA-GEIGY employees. Each party shall bear the expenses incurred in the filing, prosecution, or maintenance of patent applications or patents which are owned by or assigned to them, in accordance with the foregoing. Notwithstanding the above, the parties shall closely communicate and coordinate with respect to the filing and prosecution of patent applications and foreign counterparts thereto in respect of such inventions in order to promote comprehensive, cost efficient patent coverage in their mutual interest, and to this end shall provide each other with copies of draft specifications in sufficient time for the recipient to comment thereon. Further, in the event of an interference with respect to either party's patent applications, the parties shall work together to develop an appropriate strategy to deal with such interference.

         Section 4.05. Joint Inventions. In the event that during the course of the Project a patentable invention is made jointly by one or more employees of SIBIA and one or more employees of CIBA-GEIGY as determined by the U.S. laws of inventorship, title to any patent application covering such invention and any patent or patents maturing therefrom shall be owned jointly by SIBIA and CIBA-GEIGY.

         Section 4.06. Filing and Prosecution of Patent Applications on Joint Inventions. Filing and prosecution of patent applications on joint inventions shall be carried out by counsel acceptable to the Steering Committee, with expenses to be borne equally by both SIBIA and CIBA-GEIGY. The parties shall be kept informed of the countries in which the joint patent is to be filed.

         In the event that either SIBIA or CIBA-GEIGY chooses not to participate in the filing of a patent application on a joint invention, the other party will be given the opportunity to pursue patent protection on that invention at its own expense. In this case, ownership of the patent will be assigned to the party that pursues the patent, and the non-participating party shall be granted a royalty-free, nonexclusive license to practice the patented invention, provided that invention is Project Technology. Notwithstanding the above, any Project Compound resulting or benefitting from the use of such patentable inventions shall be subject to the terms and conditions of Article VI, including the royalty obligations provided therein.

         Section 4.07. Confidentiality. Except as otherwise expressly provided in this Agreement, both SIBIA and CIBA-GEIGY and their employees, agents, consultants and others having access to Project Technology, Assays, information and samples, including, but not limited to, the Project Team and Steering Committee and their individual members, shall use their best efforts to retain in confidence all Project Technology, Assays, information and samples received from each other during the course of the Project. A party receiving such Project Technology, Assays, information and samples shall treat them with the same care as regards confidentiality as it does its own proprietary technology, information and samples.

         Such information may, however, be disclosed as reasonably necessary to allow SIBIA or CIBA-GEIGY and their respective affiliated companies, their employees, agents, consultants and others having access to Project Technology, including, but not limited, to the Project Team and Steering Committee and their individual members, to prosecute or defend against litigation, to file and prosecute patent applications, or to comply with governmental regulations.

         Moreover, SIBIA and CIBA-GEIGY may disclose confidential Project Technology to third parties to the extent needed to fulfill the objectives of the Project, with the prior written approval of the other party.

         Such obligation of confidentiality, as to SIBIA, CIBA-GEIGY and third parties, shall be waived as to information which: (i) is in the public domain at the time of disclosure; (ii) comes into the public domain through no fault of the party claiming waiver; (iii) was known to the party claiming waiver prior to its disclosure by the other; or (iv) is disclosed to the party claiming waiver by a third party having a lawful right to make such disclosure.

         Notwithstanding the above obligations of confidentiality, SIBIA and CIBA-GEIGY shall be free to discuss and pursue exploitation of Project Technology as it relates to EAA Receptors with third parties after expiry of the Tail Period. Should CIBA-GEIGY terminate this Agreement prematurely in accordance with Sections 3.03, 5.02, 5.05 or 5.06, or should SIBIA terminate this Agreement prematurely in accordance with Sections 5.03 or 5.04, SIBIA's obligation of confidentiality as to CIBA-GEIGY Project Technology shall end on the effective date of termination.

         In the event of a breach, or threat of breach, of the obligations of confidentiality provided herein by either of the parties hereto, the course of action or remedies available to the other party shall also include injunctive relief.

         Section. 4.08. Publications. While it is understood that both CIBA-GEIGY and SIBIA shall be free to publish the results of their respective studies carried out under and during the Project Term, both SIBIA and CIBA-GEIGY agree to provide the other the opportunity to review any proposed manuscripts at least sixty (60) days prior to their intended submission for publication and, at either party's request, shall delay submission for a period sufficient to permit adequate steps to be taken to secure patent protection for any patentable subject matter referred to therein. The reviewing party shall carry out its review with reasonable promptness and approval for publication shall not be unreasonably withheld. SIBIA and CIBA-GEIGY will delay publications if both parties agree this to be in the best commercial interest of the Project.

                                   Article V
                              Term and Termination

         Section 5.00. Term. The Project shall continue throughout the Project Term.

         This Agreement shall come into operation effective as of the 1st October, 1992 and shall remain in effect for the duration of the Project Term and Tail Period and

                        CONFIDENTIAL TREATMENT REQUESTED
if applicable, until expiration of all payment and other obligations of Articles III, IV and VI.

         Section 5.01. Extension. By mutual written agreement of both SIBIA and CIBA-GEIGY, the Project Term may be extended beyond the 30th September, 1998, for additional periods, with such extension contemplating additional funding by CIBA-GEIGY pursuant to direction by the Project Team and Steering Committee.

         Section 5.02. Voluntary Termination. Either party may terminate the Agreement upon six (6) months advance written notice provided anytime after [anniversary of signature]. Should CIBA-GEIGY terminate the Agreement, it shall be relieved of its obligation to pay any further Project Funds after the effective date of termination (i.e. six (6) months after written notice of its intent to terminate has been given).

         If SIBIA so terminates, it will not *****************************
******************************************************************************
*********************************************************

         Section 5.03. Termination for Breach. If either party shall be in material default of any of its obligations under this Agreement and shall fail to remedy such default ********************** after written notice thereof specifying the nature of such default, the party not in default shall have the option of terminating this Agreement by giving written notice of termination, which option, if it is to be exercised, must be provided to the party in default *********************** of the expiration of the ***************
allowed to correct the default.

         Section 5.04. Termination for Bankruptcy. Either CIBA-GEIGY or SIBIA shall have the right, at its option, to cancel and terminate this Agreement forthwith in the event that the other party shall become involved in insolvency, dissolution, bankruptcy

                        CONFIDENTIAL TREATMENT REQUESTED
or receivership proceedings affecting the operation of its business or in the event that the other party shall discontinue its business for any reason, except that in the event of an involuntary bankruptcy filing against either party, that party shall have sixty (60) days to remedy the situation before this Agreement can be terminated.

         Section 5.05. Termination for Inability to Practice Project Technology or Assays. If CIBA-GEIGY is blocked from practicing Project Technology or Assays by an issued patent owned by a third party, it shall have the option of terminating this Agreement **************************************************.
Should CIBA-GEIGY or SIBIA become aware of a blocking patent, or be notified that by practicing Project Technology or Assays it is infringing a third party patent, it will immediately inform the other party.

         Section 5.06. Termination for Change in Control. If all or substantially all of the assets of either party are acquired by a third party, or if either party should merge with or into a third party, or if control (as defined in 1.01) of either party should pass into the hands of a third party, whether in a single transaction or a series of related transactions ("Change in Control"), the other party shall be notified in writing forthwith.

         In the event of a Change in Control of SIBIA, CIBA-GEIGY shall have the right to terminate this Agreement in writing *********************** from receipt of such notice. In the event of a Change in Control of CIBA-GEIGY, SIBIA shall continue to work with the new entity under this Agreement for a "try-out" period of ********** and may terminate this Agreement only ****** ***************** after the expiration of such try-out period, provided, however, that the above right of termination is not applicable to a Change in Control of CIBA-GEIGY pursuant to a merger with Sandoz Limited or an Affiliate of Sandoz Limited.

         Section 5.07. Effect of Termination or Expiration. The expiration of this Agreement shall not affect the rights and obligations of the parties accrued under

Articles III, IV and VI prior to such expiration, and except as provided in Articles III, IV and VI, termination of this Agreement shall not affect the rights and obligations of the parties accrued under said Articles, including without limitation the continuing obligation to pay royalties with respect to Project Compounds. Any Project Funds paid by CIBA-GEIGY but not committed by SIBIA at the effective date of termination shall be refunded to CIBA-GEIGY, and CIBA-GEIGY shall have no further obligation to pay Project Funds.


                                   Article VI
                               Commercial Rights

         Section 6.00. License. SIBIA warrants that it has the right to grant and hereby grants to CIBA-GEIGY a license to exploit, for the discovery and/or development, manufacture, use and sale of Project Compounds, all SIBIA Project Technology and Assays, and any patents covering such technology, throughout the world. In addition CIBA-GEIGY shall be entitled to exploit SIBIA Project Technology royalty-free for its own purposes on any other receptor classes except voltage-gated calcium channels, nicotinic acetylcholine receptors or amyloid precursor protein-processing enzymes, but it shall not sell or license SIBIA Project Technology.

         The patents and patent applications currently held or licensed to SIBIA are listed in the attached Appendix A.

         Unless otherwise provided in this Agreement, the license hereby granted shall be non-exclusive as to SIBIA Project Technology, but shall be exclusive with regard to Assays except as provided in Sections 3.04 and 4.03 during the Project Term and except as to SIBIA during the Tail Period, and non-exclusive as to Assays thereafter. In the event this Agreement is terminated by CIBA-GEIGY under Sections 3.03, 5.02, 5.05 or 5.06, or by SIBIA under Sections 5.03, 5.04 or 5.06 hereof, each party's

                        CONFIDENTIAL TREATMENT REQUESTED

license to the other party's Project Technology and Assays will continue and become non-exclusive on the effective date of termination, subject to the royalty obligations provided in Article VI.

         CIBA-GEIGY shall have the right to grant sublicenses to any CIBA-GEIGY Affiliate but not to any third party.

         CIBA-GEIGY warrants that it has the right to grant and hereby grants to SIBIA a non-exclusive license to exploit the CIBA-GEIGY Project Technology and Assays, and any patents or patent applications which relate directly to CIBA-GEIGY Project Technology, subject to ****************************.

         Section 6.01. Royalties. In further consideration of the collaboration with SIBIA and grant of license to CIBA-GEIGY to use Project Technology and Assays, and to make, have made, use and sell Products for Project Uses, CIBA-GEIGY shall pay SIBIA a royalty on its Net Sales of Products as follows:

         CIBA-GEIGY shall pay SIBIA a royalty *********************** worldwide annual Net Sales of Products containing a Project Compound.

         CIBA-GEIGY's obligation to pay royalties on sales of Products shall commence upon the first commercial launch of a Product for a Project Use anywhere in the world, and applies only to Products which are or contain Project Compounds as defined in Section 1.09.

         Section 6.02. Milestone Payments. CIBA-GEIGY shall make a pre-paid milestone payment to SIBIA of five hundred thousand dollars ($500'000) ****** **************** of the date of execution of this Agreement to enable SIBIA **
***************************************************************************
************************************************************************
****************************

                        CONFIDENTIAL TREATMENT REQUESTED

*************************************************************************
**************************************************************************
**********************************************************************
******************. This payment shall be considered a pre-paid milestone to be applied against the following milestones until fully credited.

         SIBIA will use its best efforts to achieve milestone (a) below. If this is successfully accomplished, or if CIBA-GEIGY identifies a Project Compound for which it undertakes development of a Product for a Project Use, each party shall promptly notify the other of such event and CIBA-GEIGY shall pay SIBIA the following sums upon the occurrence of the specified actions:

(a)    CIBA-GEIGY shall pay SIBIA **************************************
       ***************************************************************
       *********************************************************************
       *********************************************************************
       *******************************************************************
       **********************************************************************,
       such payments to be credited against the prepaid milestone payment described above. Should this milestone not be achieved, the prepaid milestone payment can be credited against milestones (b) or (c) below.

(b)    CIBA-GEIGY shall pay SIBIA **************************************
       ************************************ the first Project Compound for each
       EAA Receptor *********************************.

(c)    CIBA-GEIGY shall pay SIBIA ***************************************
       ************************************************************** for each and every Project Compound which reaches such stage of development.

                        CONFIDENTIAL TREATMENT REQUESTED

(d)    CIBA-GEIGY shall pay SIBIA **************************************
       ********************************************************************
       ****** for each and every Project Compound which reaches such stage of development. Of this amount ******************************** shall be creditable against future royalties.

(e)    CIBA-GEIGY shall pay SIBIA *****************************************
       ***************************************************************
       *********************************************************************
       ***********************************************************************
       *********************************************************************
       ********************.  Of this amount, ************** ************
       shall be credited against future royalties.

       The above mentioned provisions shall be subject to the following limitations:

(i) The amount of milestones (d) and (e) to be credited against royalties in any one year shall not exceed ************** of the royalties which SIBIA would otherwise be entitled to receive from CIBA-GEIGY during that year. Any surplus credits shall be carried forward to future years until the credits have been discharged in full.

(ii) Only one set of the milestones mentioned at (b), (c), (d) and (e) above shall be paid for any one compound regardless of the number of indications for which it is developed.

(iii) If development of a compound for a particular EAA Receptor is abandoned before the compound is launched commercially, none of the milestone payments mentioned at (b), (c), (d) and (e) already made in respect of that

                        CONFIDENTIAL TREATMENT REQUESTED


       compound shall have to be paid again in respect of any compound replacing the abandoned compound (i.e. a back-up compound).

(iv)   Where CIBA-GEIGY is ******** * ****** ** ******* ********* *** *
       ********** *** ******** **** *********** ** ********* it shall notify
       SIBIA ***** ** ***** ************ ** ** ******** *** ***** ** *********
       ** ** ****** ********** *********  Subject to ******* ******* ** ** ***
       ************** ***** ******* *** ** ** ************ ********* **********
       ***** *** ** ******** ** **** *** ********* ******** ** ******* ** *****
       ******* ********* ********** ** ******* ********* ****** *** ***** ****
       ******* *** **** ******** ******** ** ***** **** *** ******** *********
       *** ** ***** ** ******** ** **** ******** ** ******* ** ******
       ********** *********.

       Section 6.03. Duration of Royalty. CIBA-GEIGY's obligation to pay SIBIA royalties under this Agreement shall continue, for any Product the making, using or selling of which can be prevented by the claims of a valid issued patent owned or controlled by CIBA-GEIGY or SIBIA, until expiration of the last-to-expire of any such patent, on a country-by-country basis, or *** **** years from the date of commercial launch of the Product on a country-by-country basis, whichever is longer. Only one royalty will be due even when the unauthorized making, using or selling of a Product can be prevented by more than one such patent.

       For any Product for which there is no valid issued patent owned or controlled by SIBIA or CIBA-GEIGY that could prevent the unauthorized making, using or selling of such Product, CIBA-GEIGY shall nevertheless pay SIBIA a royalty in consideration of CIBA-GEIGY's use of Project Technology. Such royalty shall be at *** **** ***** the rates specified above, and shall continue for *** **** years from the date of first commercial launch, on a country-by-country basis.

                        CONFIDENTIAL TREATMENT REQUESTED


       SIBIA's obligation to pay CIBA-GEIGY royalties pursuant to Section 3.04 of this Agreement shall continue, for those products the making, using or selling of which can be prevented by the claims of a valid issued patent owned or controlled by CIBA-GEIGY or SIBIA, until expiration of the last-to-expire of any such patent, on a country-by-country basis, or *** **** years from the date of commercial launch of a Product on a country-by-country basis, whichever is longer. Only one royalty will be due even when the unauthorized making, using or selling of such product can be prevented by more than one such patent.

       For those products for which SIBIA is obligated to pay CIBA-GEIGY a royalty pursuant to Section 3.04, and for which there is no valid issued patent owned or controlled by SIBIA or CIBA-GEIGY that could prevent the unauthorized making, using or selling of such product, SIBIA shall nevertheless pay CIBA-GEIGY a royalty in consideration of SIBIA's use of Project Technology. Such royalty shall be at *** **** ***** the rates specified in Section 3.04, and shall continue for *** **** years from the date of first commercial launch of a Product, on a country-by-country basis.

       Section 6.04. Payment. Royalty payments shall be made semi-annually an a calendar year basis, within ninety (90) days of the end of each half-year. The party paying the royalty shall provide a statement and accounting with each payment, including a breakdown of Net Sales and the calculation of the royalty.

       It shall be the duty of each party hereto to notify the other party, in writing, when that party's obligation to pay royalties to such other party pursuant to this Agreement commences, which notice shall be given to such other party no later than ninety (90) days after the first commercial launch of a Product.

       Section 6.05. Blocked Currency. In each country in which the local currency is blocked and cannot be removed from the country, at the election of the party paying

                        CONFIDENTIAL TREATMENT REQUESTED

the royalty, royalty accrued in each such country shall be paid to the other party in local currency by deposit in a local bank designated by such other party.

       Section 6.06. Royalty Reduction. In the event that it appears CIBA-GEIGY must obtain a separate license from a third party in order to practice Project Technology or use an Assay, SIBIA will be given the opportunity to reasonably demonstrate that it has a dominant intellectual property position with regard to that technology. If this is unsuccessful, SIBIA may attempt to obtain a license from such third party and pay the negotiated royalty. Failing this, CIBA-GEIGY has the right to negotiate such license, in which event the royalty of Section 6.01 or Section 6.03 shall be reduced by that paid to the third party, but in no case shall this reduction be to less than ******************* of the nominal rate specified in Section 6.01 or Section 6.03.

       Section 6.07. Rights to SIBIA Compounds. Unless this Agreement is terminated by SIBIA pursuant to Sections 5.03, 5.04 or 5.06, or by CIBA-GEIGY pursuant to Sections 3.03, 5.02 or 5.05 hereof, if a SIBIA Compound is identified and/or developed during the Tail Period, SIBIA shall disclose it and its properties (including information demonstrating the therapeutic applicability of the SIBIA Compound in in vitro and, if available, in vivo models) to CIBA-GEIGY at such time as the SIBIA Compound has been taken through preclinical and clinical development by SIBIA, as far as SIBIA wishes or is able to do so, or at the end of the Tail Period, whichever is earlier. If there is insufficient information available for CIBA-GEIGY to judge the therapeutic potential of the SIBIA Compound in question, at CIBA-GEIGY's request *********************** after disclosure of such compound by SIBIA hereunder, SIBIA shall supply, without cost, a sample of the Compound to CIBA-GEIGY. Notwithstanding the above, until the expiration of the Tail Period SIBIA shall keep CIBA-GEIGY informed on a regular basis and as early as possible of any SIBIA Compounds which era showing therapeutic potential. For this purpose the Steering Committee shall meet not less that once per year during the Tail Period, the agenda for such meetings to be determined by the Steering Committee. CIBA-GEIGY may,

                        CONFIDENTIAL TREATMENT REQUESTED
but shall not be obliged to, offer SIBIA assistance with the evaluation of SIBIA Compounds brought to its notice.

       If CIBA-GEIGY desires to negotiate with SIBIA for commercial rights to the SIBIA Compound, it shall notify SIBIA of its wish *********************** from the date of disclosure or the date of supply to CIBA-GEIGY of a sample of the Compound, whichever is later. If CIBA-GEIGY fails to notify SIBIA of its wish to negotiate for the SIBIA Compound within that period or advises SIBIA that it does not wish to negotiate for it (but not otherwise), SIBIA shall be free to offer the SIBIA Compound to a third party with no further obligation to CIBA-GEIGY unless the SIBIA Compound acts at the same site on an EAA Receptor as a Project Compound in active and diligent development by CIBA-GEIGY and on which the milestone payment described in Section 6.02(b) has been paid. In that case, SIBIA shall be precluded from offering the SIBIA Compound to third parties until ***********************************************************
*********

       If CIBA-GEIGY notifies SIBIA ***************** period that it wishes to negotiate with SIBIA for commercial rights to the SIBIA Compound, the parties shall negotiate in good faith the terms of a license to exploit such rights. However, should the parties fail to reach agreement on the principal terms of such a license **************************************** of the date of disclosure, or such longer period as the parties shall agree, SIBIA shall be free to offer the SIBIA Compound to a third party, provided, however, that SIBIA will not license the SIBIA Compound to the third party on terms more favorable than those offered to CIBA-GEIGY, without first offering a license to CIBA-GEIGY on the same terms.

       In addition to the rights granted to CIBA-GEIGY under this Section 6.07, SIBIA agrees to negotiate in good faith with CIBA-GEIGY at any time upon the request of CIBA-GEIGY made prior to the expiration of the Tail Period with regard to the terms of a license from SIBIA to CIBA-GEIGY to use biological materials encompassed by

                        CONFIDENTIAL TREATMENT REQUESTED

SIBIA Project Technology for ****************************************  It is
understood that all the terms of such a license are to be negotiated, including, but not limited to, exclusivity/non-exclusivity, royalty rates and other provisions. However, should the parties fail to reach agreement on the principal terms of such a license **************************************** of the date of disclosure, or such longer period as the parties shall agree, SIBIA shall be free to offer the biological materials encompassed by SIBIA Project Technology for gene therapy and/or diagnostic purposes to a third party, provided, however, that SIBIA will not license the biological materials encompassed by SIBIA Project Technology for gene therapy and/or diagnostic purposes to the third party on terms more favorable than those offered to CIBA-GEIGY, without first offer a license to CIBA-GEIGY on the same terms.

       Section 6.07. Due Diligence. In consideration of the rights granted to it by SIBIA, CIBA-GEIGY agrees to employ no less diligence in the development, manufacture, marketing and sale of the Products than it employs in relation to other products of comparable commercial value developed by it outside the Project. If CIBA-GEIGY fails to perform its obligations under this Section with respect to any Project Compound, such failure shall be deemed a material breach by CIBA-GEIGY and SIBIA shall be entitled to terminate this Agreement subject ***************.

       Section 6.08. Audit Rights. Either party shall have the right to audit the books of the other to verify the accuracy of the royalty payments, on reasonable notice, during normal business hours and not more often than once a year. Such audit will be performed by a reputable independent certified public accountant chosen and paid by the party conducting the audit. If, however, the audit reveals a greater than ***************** discrepancy in the royalty amount that should have been paid in comparison to that actually paid, the expense of the audit will be borne by the party audited.

                        CONFIDENTIAL TREATMENT REQUESTED

       Both SIBIA and CIBA-GEIGY shall keep fair and accurate records on the use of Project Technology and Assays in drug discovery and compound research.
In the event that a question should arise as to whether a compound being developed by SIBIA or CIBA-GEIGY is in fact a SIBIA Compound or Project
Compound or neither, the parties shall each select an independent third party expert, who shall jointly select a third, to review such records. Such experts shall be acceptable to both parties, will be paid by the party selecting such expert with the parties sharing the cost of the third expert, and shall be under an obligation of confidentiality in regard to all matters concerning the compound under discussion except whether it should be classified as a SIBIA Compound or Project Compound as defined in Sections 1.15 and 1.09, respectively. The parties will then meet jointly with the third party experts who shall, by majority decision, resolve the question.

       Section 6.09. Equity Investment. CIBA-GEIGY shall make an equity investment of five million dollars, ($5,000,000) in SIBIA shares at the time of SIBIA's Initial Public Offering ("IPO") at the public offering price. The terms on which such shares shall be issued to CIBA-GEIGY are set out in a Stock Purchase Agreement to be executed by the parties on the same date as the execution of this Agreement.

       CIBA-GEIGY shall make a further equity investment of **************** ************************************* in SIBIA shares **********************
*************************************************************************
***************** provided always that CIBA-GEIGY may at its discretion take up the whole or any part of such further investment earlier (e.g. at an initial public offering of SIBIA shares or other SIBIA financing event) in which case only the balance of such further investment shall be made at the time of filing the IND or foreign equivalent. Such investment shall be at market price if, at that time SIBIA shares are publicly traded (the public offering price in the case of shares bought on the occasion of an initial public offering or other SIBIA financing event), or at a price reflecting fair market value to be negotiated in good faith by the parties if at that time SIBIA shares are not publicly traded.

                                  Article VII
                            Disclosure of Agreement

       Section 7.00. Disclosure of Agreement. Except as required by law, neither SIBIA nor CIBA-GEIGY shall release any information to any third person with respect to the existence or terms of this Agreement without the prior written consent of the other on the content and timing of such release, which consent will not be unreasonably withheld.

       The agreed texts of press releases to be issued by SIBIA and/or CIBA-GEIGY upon the execution of this Agreement are attached as Appendix B, and are made part of this Agreement.

                                  Article VIII
                            Miscellaneous Provisions

       Section 8.00. No Agency. It is understood and agreed that SIBIA and CIBA-GEIGY shall each have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either party to act as agent for the other. SIBIA members of the Project Team and Steering Committee shall be and shall remain employees of SIBIA, and CIBA-GEIGY members of the Project Team and Steering Committee shall be and shall remain employees of CIBA-GEIGY, and neither party shall incur any liability for any act or failure to act by employees of the other party.

       Section 8.01. Force Majeure. Subject as mentioned below, neither party shall be liable to the other for any failure or delay in the performance of its obligations hereunder if and to the extent that such failure or delay is attributable to any circumstance beyond its control which it could not have avoided by the exercise of reasonable diligence (hereinafter referred to as "force majeure").

       The party affected by force majeure shall give full particulars thereof to the other party as soon as it becomes aware of the same, including its best estimate of the likely duration and extent of the interference with its activities and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

       If force majeure prevails or is expected to prevail for a period of three months or more, the parties will meet to discuss means of overcoming any difficulties, including an amendment to this Agreement, to meet the new situation.

       Section 8.02. Amendment. This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by both parties.

       Section 8.03. Applicable Law. This Agreement shall be construed and the rights of the parties determined in accordance with the laws of the State of New York.

       Section 8.04. Titles. The titles of the Articles and Sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to such titles.

       Section 8.05. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors in title, but shall not otherwise be assigned by either party without it prior written approval by the other party being first obtained in writing.

       Section 8.06. Product Liability Indemnification. In recognition of the fact that neither party will have the control of the testing, manufacture and sale of Products by the other party, or by licensees or affiliated companies of that party, each party agrees to indemnify and hold harmless the other party, its directors, officers, employees and consultants, and parent, subsidiary or affiliated companies, from and against any and all claims, demands, actions, liabilities, fines, penalties, judgments, costs and expenses of whatever kind, whether based on contract, negligence, strict liability or statutory liability, and without regard to contributory negligence on the part of the other party, including, without limitation, attorney's fees and cost of defense, arising out of or related in any way to the testing, manufacture and sale of Product by the other party.

       The indemnity obligation hereinbefore set out is subject to the following conditions:

(a) That the party from whom the indemnity is sought ("the Indemnifying Party") is notified by the party seeking the indemnity ("the Indemnified Party") of any claim or potential claim as soon as practicable.

(b) That the Indemnifying Party may deal with any claim, and shall, if it so requests, have the conduct, at its own expense. of any subsequent legal proceedings in respect thereof.

(c) That the Indemnified Party, its employees, servants or agents will afford the Indemnifying Party reasonable assistance in connection with any such claim or proceedings.

(d) That no admission of liability or offer of settlement is made without the consent of the Indemnifying Party, such consent not to be unreasonably withheld.

         Section 8.07. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes hereof if mailed by first class certified or registered mail, postage prepaid, addressed to the party to be notified at its address shown below or such other address as may have been furnished in writing to the notifying party.


To CIBA-GEIGY:
         CIBA-GEIGY Limited
         Pharma Licensing
         Klybeckstrasse 141
         CH-4002 Basel
         Switzerland
To SIBIA:
         SIBIA, Inc.
         505 Coast Boulevard South, Suite 300
         La Jolla, California 92037-4641
         U.S.A.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate originals, by their respective officers thereunto duly authorized, the day and year herein written.

CIBA-GEIGY Limited



    /s/ M. SUNDMAN                                   /s/ MATTHIAS ALDER
- -----------------------------------          -------------------------------
(Name)  M. Sundman                           (Name)      Matthias Alder
(Title) Head, Business Development           (Title)     Division Counsel


SIBIA NEUROSCIENCES.  INC.




William T. Comer
President and CEO

                                   APPENDIX A


                         PATENTS & PATENT APPLICATIONS


U.S. Serial No. 428,116, filed October 27, 1989,

U.S. Serial No. 563,751, filed August 7, 1990;

PCT US90/06153, filed October 25, 1990 (CIP to 428,116);

Designated States:
Austria, Australia, Belgium, Canada, France, Germany, Great Britain, Greece, Holland, Italy, Japan, Luxembourg, Spain, Sweden, Switzerland (U.S. app did not go national in view of USSN 718,575)

U.S. Serial No. 718,575, filed June 21, 1991;

PCT US91/05625, filed August 7, 1991 (CIP to 563,751);

Designated States:
Austria, Belgium, Canada, Denmark, France, Germany, Great Britain, Greece, Holland, Italy, Japan, Luxembourg, Spain, Sweden, Switzerland, United States

U.S. Serial No. 812,254, filed December 20, 1991;

and all non-U.S. counterparts to the foregoing.